Exhibit 10.1

NOTICE TO EXTEND

August 16, 2010

Via Email and Federal Express Overnight
Ms. Lisa A. Saunders
Senior Vice President
Bank of America
1 Landmark Square
Stamford, CT 06901

Re:
Second Amended and Restated Revolving Loan Agreement, as amended, dated November 14, 2006 (the “Agreement”) among AvalonBay Communities, Inc. (“AvalonBay” or “Company”), and JP Morgan Chase, Bank of America, Morgan Stanley, Wells Fargo, DeutscheBank and other Banks

Dear Lisa,

As provided for in Agreement, AvalonBay is providing notice of its intent to exercise the Extension Option provision set forth in Section 2.18 of the Agreement.  The Company is electing to extend the original maturity date of the Agreement by one (1) year.  The extension fee of 0.10% or $1,000,000 has been submitted via wire transfer pursuant to the following wire instructions received via email from Mark Dalton.

Bank of America
Acct Name:  GA Incoming Wire Acct
Ref:  AvalonBay
Attn:  Yin Kuen Lee

Please let me know if you are unable to confirm receipt of the funds.  If you have any questions or concerns, please do not hesitate to contact me directly.

Best regards,

/s/ Joanne M. Lockridge

Joanne M. Lockridge
Senior Vice President, Finance

JML/cjs

cc:           Mark Dalton
Misbah Seyal
Yin Kuen Lee